Exhibit 16.1

January 7, 2005

Idaho General Mines, Inc.

10 N Post Street Suite 610

Spokane WA, 99201

Attn Robert L. Russell, President

Dear Mr. Russell:

This is to confirm that the client-auditor relationship between Idaho General Mines, Inc. (Commission File Number 0-50539) and DeCoria, Maichel & Teague P.S. has ceased. Thank you for allowing our firm to serve you.

Sincerely,

/s/DeCoria, Maichel & Teague P.S.

DeCoria, Maichel & Teague P.S.

CC: Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C. 20549

VIA FACSIMILE: 202-942-9656